Exhibit 99.1

MINDEN BANCORP, INC.

100 MBL BANK DRIVE

MINDEN, LOUISIANA 71055

_____________________________________

318-377-0523 TELEPHONE

318-377-0038 FAX

www.mblminden.com

PRESS RELEASE

Release Date:
July 11, 2012	For Further Information:
Jack E. Byrd, Jr., Chairman/President/CEO
318-371-4156
E-mail: jack@mblminden.com

or

Becky T. Harrell, Treasurer/CFO
318-371-4123
E-mail: becky@mblminden.com

MINDEN BANCORP, INC. ANNOUNCES THE DECLARATION OF A

CASH DIVIDEND FOR THE SECOND QUARTER ENDING JUNE 30, 2012

MINDEN, LA. – July 11, 2012- Minden Bancorp, Inc. (OTC BB: MDNB) announced that its Board of Directors declared a cash dividend of $.075 per share on the common stock of the Company, payable on August 3, 2012 to the shareholders of record at the close of business on July 24, 2012.

The Company is the parent holding company of MBL Bank headquartered in Minden, Louisiana. At March 31, 2012 the Company had assets of $257.9 million, total liabilities of $218.6 million, and total stockholders’ equity of $39.3 million.

The Company’s filings with the Securities and Exchange Commission are available at the Securities and Exchange Commission at http://www.sec.gov.

This news release may contain forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of l995. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Such forward-looking statements, by their nature, are subject to risk and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Such factors include, but are not limited to, changes to interest rates which could affect the net interest margin and net interest income, the possibility that increased demand or prices for the Company’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to update any forward-looking statements.